Exhibit 21.1

Subsidaries of Open Text Corporation as of July 7, 2012

Corporation Name	Jurisdiction
OT Limited Partnership No. 1	Alberta, Canada
EasyLink Services Australia Pty. Ltd.	Australia
Global 360 (Australia) Pty Ltd.	Australia
MESSAGEmanager Solutions Pty Ltd.	Australia
Metastorm Pty. Ltd.	Australia
Open Text Pty Ltd.	Australia
System Solutions Australia Pty Ltd.	Australia
Xpedite Systems Pty Limited	Australia
Open Text Software Austria GmbH	Austria
EasyLink DO Brasil Comunicações LTDA.	Brazil
Open Text Brasil Comerico de Software Ltda.	Brazil
Open Text Canada Ltd.	Canada
Open Text Conseil Inc.	Canada
Operitel Corporation	Canada
Global 360 China Ltd.	China
GN Comtext (Cyprus) Limited	Cyprus
Open Text s.r.o.	Czech Republic
EasyLink Services International Corporation	Delaware, USA
EasyLink Services Latin America, Inc.	Delaware, USA
EasyLink Services USA, Inc.	Delaware, USA
Xpedite Systems Holdings, Inc.	Delaware, USA
Xpedite Systems Worldwide, Inc.	Delaware, USA
Xpedite Systems, LLC	Delaware, USA
Open Text GP Inc.	Delaware, USA
Open Text Holdings, Inc.	Delaware, USA
Open Text Inc.	Delaware, USA
Open Text USA Inc.	Delaware, USA
Vignette Partnership, LP	Delaware, USA
Open Text A/S	Denmark
Xpedite Systems (UK) Limited	England
Open Text Oy	Finland
EasyLink Services (France) S.A.R.L.	France
Nstein Technologies France SASU	France
Open Text SARL	France
Xpedite Systems Participations E.U.R.L.	France
Xpedite Systems SA	France
EasyLink Services (Deutschland) GmbH	Germany
Global 360 Germany GmbH	Germany
Open Text Document Technologies GmbH	Germany
Open Text Software GmbH	Germany
Xpedite Systems GmbH	Germany
Captaris (Hong Kong) Limited	Hong Kong

EasyLink Services (Hong Kong) Limited	Hong Kong
Global 360 China Ltd.	Hong Kong
Metastorm Hong Kong Ltd.	Hong Kong
Open Text (Hong Kong) Limited	Hong Kong
Xpedite Systems Limited	Hong Kong
EasyLink Services Corporation India Private Limited	India
Open Text Corporation India Private Limited	India
Open Text Technologies India Private Limited	India
Vignette India Private Limited	India
Open Text Ireland Limited	Ireland
Open Text S.r.l.	Italy
Xpedite Systems S.r.l.	Italy
EasyLink Services K.K.	Japan
Open Text K.K.	Japan
Xpedite Inc.	Japan
EasyLink Services Korea Corporation	Korea
Xpedite, Ltd.	Korea
Open Text Finance Sarl	Luxembourg
Open Text SA	Luxembourg
StreamServe Sarl.B.V.	Luxembourg
The EasyLink Services Corporation SDN. BHD.	Malaysia
Xpedite Systems Incorporated (Malaysia) SDN. BHD.	Malaysia
Metastorm Government Solutions LLC	Maryland, USA
Open Text European Holdings Cooperatief U.A.	Netherlands
Open Text International B.V.	Netherlands
Open Text New Zealand Ltd.	New Zealand
Xpedite Systems Limited	New Zealand
Open Text ULC	Nova Scotia, Canada
2016090 Ontario Inc.	Ontario, Canada
2016091 Ontario Inc.	Ontario, Canada
Open Text Sp. z.o.o.	Poland
Nstein Technologies Inc.	Quebec, Canada
EasyLink Services Corp. PTE Ltd	Singapore
Open Text (Asia) Pte Ltd.	Singapore
Xpedite Systems PTE LTD	Singapore
Open Text South Africa (Pty) Ltd.	South Africa
Global 360 Spain S.L.	Spain
Open Text Software S.L.U.	Spain
Xpedite Systems Spain, S.A.	Spain
Open Text AB	Sweden
StreamServe Development AB	Sweden
Open Text AG	Switzerland
Xpedite Systems AG	Switzerland
EasyLink Services (UK) Limited	United Kingdom
EasyLink Services International Limited	United Kingdom
Global 360 UK, Ltd.	United Kingdom

Hummingbird UK Limited	United Kingdom
Metastorm Ltd.	United Kingdom
Metastorm UK Ltd.	United Kingdom
Nstein Technologies Europe Limited	United Kingdom
Open Text UK Limited	United Kingdom
Picdar Group Limited	United Kingdom
StreamServe Limited	United Kingdom
Sysgenics Ltd.	United Kingdom
Vignette Europe Ltd.	United Kingdom
WeComm Limited	United Kingdom
Open Text Public Sector Solutions, Inc.	Virginia, USA